REVOLVING NOTE

$22,500,000.00                                                New York, New York
                                                                February 9, 2006

      For value received, the undersigned, Interpharm, Inc., a New York corporation (the "Borrower"), hereby promises to pay on the earlier of the Maturity Date or the Termination Date under the Credit Agreement (defined below), to the order of WELLS FARGO BANK, NATIONAL ASSOCIATION (the "Lender"), acting through its Wells Fargo Business Credit operating division, at its office at 119 West 40th Street, New York, New York 10018, or at any other place designated at any time by the holder hereof, in lawful money of the United States of America and in immediately available funds, the principal sum of Twenty-Two Million Five Hundred Thousand Dollars ($22,500,000.00) or the aggregate unpaid principal amount of all Revolving Advances made by the Lender to the Borrower under the Credit Agreement (defined below) together with interest on the principal amount hereunder remaining unpaid from time to time, computed on the basis of the actual number of days elapsed and a 360-day year, from the date hereof until this Note is fully paid at the rate from time to time in effect under the Credit and Security Agreement dated the same date as this Note (the "Credit Agreement") by and between the Lender and the Borrower. The principal hereof and interest accruing thereon shall be due and payable as provided in the Credit Agreement. This Note may be prepaid only in accordance with the Credit Agreement.

      This Note is issued pursuant, and is subject, to the Credit Agreement, which provides, among other things, for acceleration hereof. This Note is the Revolving Note referred to in the Credit Agreement. This Note is secured, among other things, pursuant to the Credit Agreement and the Security Documents as therein defined, and may now or hereafter be secured by one or more other security agreements, mortgages, deeds of trust, assignments or other instruments or agreements.

      The Borrower shall pay all costs of collection, including reasonable attorneys' fees and legal expenses if this Note is not paid when due, whether or not legal proceedings are commenced.

      Presentment or other demand for payment, notice of dishonor and protest are expressly waived.

                                          INTERPHARM, INC.


                                          By: /s/ George Aronson
                                             ---------------------------------
                                             George Aronson, Chief Financial
                                             Officer

STATE OF NEW YORK )
                  ) ss.:
COUNTY OF NASSAU  )


            On the 9th day of February, in the year 2006, before me personally came George Aronson, to me known, who, being by me duly sworn, did depose and say that he resides in _________________________________________; that he is the
Chief Financial Officer of Interpharm, Inc., the corporation described in and which executed the above instrument; and that he signed his name thereto by authority of the board of directors of said corporation.

                                                 ------------------------------
                                                      Notary Public